As filed with the Securities and Exchange Commission on February 13, 1996

                                   Registration No. 33-64743
____________________________________________________________

           SECURITIES AND EXCHANGE COMMISSION
               Washington, D.C.  20549
                     -----------

            POST-EFFECTIVE AMENDMENT NO. 1
                          to
                       FORM S-4
                REGISTRATION STATEMENT
                        under
               THE SECURITIES ACT OF 1933
                      -------------

                    ENOVA CORPORATION
   (Exact name of registrant as specified in its charter)
         (formerly known as SDO Parent Co., Inc.)



   California                           6719                   33-0643023
(State or other jurisdiction (Primary Standard Industrial(I.R.S. Employer of incorporation or organization) Classification Code Number) Identification
 No.)

                     101 Ash Street
              San Diego, California 92101
                     (619) 696-2000
   (Address, including ZIP Code, and telephone number,
including area code, of registrant's principal executive
                       offices)
                      __________
                    David R. Clark
                    101 Ash Street
              San Diego, California 92101
                    (619) 696-2000
(Name, address, including ZIP Code, and telephone number,
        including area code, of agent for service)
                      __________
It is requested that copies of communications be sent to:
                    David R. Snyder
              Pillsbury Madison & Sutro LLP
               101 W. Broadway, Suite 1800
               San Diego, California 92101
                      (619) 544-3369


     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

               --------------------------------

     This registration statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.



____________________________________________________________

                      DEREGISTRATION



     The Registrant hereby amends the Registration Statement on Form S-4 (No. 33-64743 - the "Registration Statement") to reduce the amount of securities registered thereunder pursuant to an undertaking contained in the Registration Statement. Effective as of January 1, 1996 (at 12:01 a.m.
PST), a subsidiary of the Registrant, San Diego Merger Company, was merged (the "Merger") with and into San Diego Gas & Electric Company ("SDG&E). Shares of the Registrant's Common Stock were issued to the former holders of SDG&E Common Stock as a result of the Merger (as described in the Registration Statement); however, not all shares of the Registrant's Common Stock which were registered pursuant to the Registration Statement were issued in the Merger. The amount of securities registered pursuant to the Registration Statement is hereby reduced by 57,642 shares, which equals the number of securities registered in the Registration Statement (100,000) and a related Registration Statement on Form S-4 (No. 33-57007 - which registered 116,541,000 shares) less the number of shares issued pursuant to the Merger (116,583,358).






                         SIGNATURE


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 13, 1996.


                                    ENOVA CORPORATION



                                By:/s/ David R. Clark
                                   ------------------------
                                   David R. Clark
                                   Assistant General Counsel


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